Exhibit 10.22

GCA HOLDINGS, INC.

NONCOMPETE AGREEMENT

THIS AGREEMENT is made as of May 14, 2004, between GCA Holdings, Inc., a Delaware corporation (the “Company”), and Kirk Sanford (“Exfsecutive”).

WHEREAS, Executive is Chief Executive Officer of the Company and acknowledges that he is familiar with the Company’s trade secrets and with other confidential information concerning the Company, including the Company’s (i) inventions, technology and research and development, (ii) customers and vendors and customer and vendor lists, (iii) products and services (including those under development) and related costs and pricing structures, (iv) accounting and business methods and practices, and (v) similar and related confidential information and trade secrets;

WHEREAS, Executive acknowledges that his services have been and shall continue to be of special, unique and extraordinary value to the Company and that he has been substantially responsible for the growth and development of the Company and the creation and preservation of the Company’s goodwill;

WHEREAS, the Company and Executive desire to enter into this Agreement in order to set forth the obligation of Executive to refrain from competing with the Company during his employment or other association with the Company and for a period of time thereafter as provided herein;

WHEREAS, the Company and Executive desire to enter into this Agreement in order to protect the Company’s legitimate business interests and goodwill, and the execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of equity interests in the Company by certain investors (the “Purchasers”) pursuant to that certain Securities Purchase and Exchange Agreement dated as of April 21, 2004, by and among the Company, the Purchasers and M&C International (the “Purchase Agreement”);

WHEREAS, Executive further acknowledges and agrees that (i) the covenants and agreements set forth in this Agreement are a material inducement to the Purchasers and the Company to enter into the Purchase Agreement and consummate the transactions contemplated thereby, (ii) Executive shall receive substantial direct and indirect benefits by virtue of the consummation of the transactions contemplated by the Purchase Agreement and (iii) the Company and the Purchasers would not obtain the benefit of the bargain set forth in the Purchase Agreement as specifically negotiated by the parties thereto if Executive breached the provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

1. Noncompetition. Executive acknowledges and agrees with the Company that Executive’s services to the Company are unique in nature and that the Company would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the Company or engaged in a similar business. Executive accordingly covenants and agrees with the Company that during the period commencing with the date of this Agreement and ending on the date that is twenty-four (24) months after the date of the termination of Executive’s employment with the Company for any reason (the “Noncompetition Period”), Executive shall not directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, participate in any business (including, without limitation, any division, group, or franchise of a larger organization) anywhere in the world which engages or which proposes to engage in any of the following types of businesses: cash access products and services and the provision of payment processing services to patrons of establishments at which gaming activity occurs, cashless gaming systems and equipment, check verification and guarantee services at gaming and other establishments, maintaining a gaming patron credit bureau database and marketing and information services related to the foregoing; provided that nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded so long as Executive does not actively participation in the business of such corporation. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Executive from directly or indirectly engaging in the business of providing payment processing services with respect to non-gaming merchant operations (including but not limited to hotels, restaurants, retail shops, travel agencies or car rental agencies) conducted at any establishment at which revenue from gaming activity accounts for less than 20% of its total revenues. For purposes of this Agreement, the term “participate in” shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Executive has consulted with legal counsel regarding the restrictions of this Section 1 and based on such consultation has determined and hereby acknowledges that such restrictions are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Company’s business.

2. Nonsolicitation. During the Noncompetition Period, Executive shall not, directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire any person who was an employee of the Company at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, vendor or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, vendor or business relation and the Company.

3. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

To the Company:

GCA Holdings, Inc.

3525 E. Post Road, Suite 120

Las Vegas, Nevada 89120

Attn: Board of Directors

Phone: (702) 855-3066

Facsimile: (702) 262-5039

To Executive:

Kirk Sanford

c/o GCA Holdings, Inc.

3525 E. Post Road, Suite 120

Las Vegas, Nevada 89120

Attn: Board of Directors

Phone: (702) 855-3066

Facsimile: (702) 262-5039

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

4. General Provisions.

(a) Company Subsidiaries. For purposes of this Agreement, the term “Company” shall include all subsidiaries of the Company.

(b) Not an Employment Agreement. Executive and the Company acknowledge and agree that this Agreement is not intended and should not be construed to grant Executive any right to continued employment with the Company or to otherwise define the terms of Executive’s employment with the Company.

(c) Absence of Conflicting Agreements. Executive hereby warrants and covenants that (i) his employment by the Company and his execution, delivery and performance of this Agreement do not and shall not result in a breach of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which Executive is subject, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

(d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of Section 1 of this Agreement shall have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in Section 1 with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(e) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(f) Counterparts. This Agreement may be executed in separate counterparts (including by facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(g) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and Executive and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement may not be assigned or delegated without the prior written consent of the Company.

(h) Choice of Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

(i) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that Executive’s breach of any term or provision of this Agreement shall materially and irreparably harm the Company, that money damages shall accordingly not be an adequate remedy for any breach of the provisions of this Agreement by Executive and that the Company in its sole discretion and in addition to any other remedies it may have at law or in equity shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Agreement (without posting any bond or deposit).

(j) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.

(k) Third Party Beneficiaries. Executive acknowledges and agrees that the Purchasers are intended third party beneficiaries of Executive’s covenants and agreements set forth herein and, accordingly, such covenants and agreements may be enforced by either the Company or the Purchasers.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

GCA HOLDINGS, INC.

By	/s/ KARIM MASKATIYA
Its	Chairman

/s/ KIRK SANFORD
Kirk Sanford